AGREEMENT AND PLAN OF MERGER

                                 by and between

                              INFOCAST CORPORATION

                                       and

                                    i360 INC.

                                      dated

                                   MAY 3, 2000



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                               TABLE OF CONTENTS

ARTICLE I  TRANSACTIONS AND TERMS OF THE MERGER................................1
   Section 1.1 Merger..........................................................1
   Section 1.2 Time and Place of Closing.......................................2
   Section 1.3 Effective Time..................................................2
   Section 1.4 Effects of the Merger...........................................2
   Section 1.5 Certificate of Incorporation....................................2
   Section 1.6  Bylaws.........................................................2
   Section 1.7 Directors and Officers..........................................2
   Section 1.8 Surviving Corporation's Headquarters............................3

ARTICLE II  EXCHANGE OF SHARES.................................................3
   Section 2.1 Effect on Capital Stock.........................................3
   Section 2.2 Fractional Shares...............................................4
   Section 2.3 Rights of Former Shareholders of i360...........................4
   Section 2.4 Exchange Procedures.............................................5
   Section 2.5 No Liability....................................................6
   Section 2.6 Lost Certificates...............................................6
   Section 2.7 Dissenting Shares...............................................6

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF i360............................7
   Section 3.1 Corporate Organization; Requisite Authority to
               Conduct Business; Articles of Incorporation and Bylaws..........7
   Section 3.2 Capitalization and Shareholdings................................7
   Section 3.3 Subsidiaries, etc...............................................7
   Section 3.4 Authority Relative to and Validity of Agreement.................8
   Section 3.5 Required Filings and Consents; No Conflict......................8
   Section 3.6 Financial Statements............................................8
   Section 3.7 No Undisclosed Liabilities......................................9
   Section 3.8 Absence of Certain Changes and Events...........................9
   Section 3.9 Taxes and Tax Returns...........................................9
   Section 3.10 Employee Benefit Plans........................................10
   Section 3.11 Title to Property.............................................10
   Section 3.12 Trademarks, Patents and Copyrights............................11
   Section 3.13 Legal Proceedings, Claims, Investigations, etc................11
   Section 3.14 Insurance.....................................................12
   Section 3.15 Material Contracts............................................12
   Section 3.16 Certain Transactions..........................................13
   Section 3.17 Broker........................................................13
   Section 3.18 Environmental Matters.........................................13
   Section 3.19 Illegal Payments..............................................13
   Section 3.20 Compliance with Law...........................................14
   Section 3.21 Receivables...................................................14
   Section 3.22 Labor.........................................................14
   Section 3.23 Banks; Safe Deposit Boxes.....................................14
   Section 3.24 Books of Account; Records.....................................15
   Section 3.25 Reorganization and Regulatory Matters.........................15
   Section 3.26 Employment Agreements.........................................15
   Section 3.27 Stock Option Agreements.......................................15


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ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF INFOCAST........................15
   Section 4.1 Corporate Organization; Requisite Authority to Conduct Business15
   Section 4.2 Capitalization.................................................15
   Section 4.3 Subsidiaries, etc..............................................16
   Section 4.4 Authority Relative to and Validity of Agreement................16
   Section 4.5 Required Filings and Consents; No Conflict.....................16
   Section 4.6 SEC Reports and Financial Statements...........................17
   Section 4.7 No Undisclosed Liabilities.....................................17
   Section 4.8 Absence of Certain Changes and Events..........................18
   Section 4.9 Taxes and Tax Returns..........................................18
   Section 4.10 Employee Benefit Plans........................................18
   Section 4.11 Title to Property.............................................19
   Section 4.12 Trademarks, Patents and Copyrights............................19
   Section 4.13 Legal Proceedings, Claims, Investigations, etc................20
   Section 4.14 Insurance.....................................................20
   Section 4.15 Material Contracts............................................20
   Section 4.16 Certain Transactions..........................................21
   Section 4.17 Broker........................................................21
   Section 4.18 Environmental Matters.........................................21
   Section 4.19 Illegal Payments..............................................22
   Section 4.20 Compliance with Law...........................................22
   Section 4.21 Receivables...................................................22
   Section 4.22 Labor.........................................................23
   Section 4.23 Books of Account; Records.....................................23
   Section 4.24 Reorganization and Regulatory Matters.........................23

ARTICLE V  COVENANTS OF i360..................................................23
   Section 5.1 Covenants of i360 Regarding Conduct of Business
               Operations Pending the Closing.................................23
   Section 5.2 No Other Negotiations..........................................25

ARTICLE VI  COVENANTS OF INFOCAST.............................................25
   Section 6.1 Conversion of i360 Stock Options...............................25
   Section 6.2 i360 Employee Benefit Plans....................................26
   Section 6.3 Certain Employee Matters.......................................26
   Section 6.4 Indemnification, Exculpation and Insurance.....................27
   Section 6.5. Listing on a National Securities Exchange.....................27
   Section 6.6 2000 Operational Budget of i360................................27

ARTICLE VII  ADDITIONAL COVENANTS.............................................28
   Section 7.1 Covenants of All Parties.......................................28
   Section 7.2 Best Efforts...................................................28
   Section 7.3 Compliance.....................................................28
   Section 7.4 Notice.........................................................28
   Section 7.5 Access.........................................................28
   Section 7.6 Confidentiality................................................28
   Section 7.7 Announcements..................................................29
   Section 7.8 Covenants of Certain i360 Shareholders.........................29
ARTICLE VIII  CONDITIONS PRECEDENT TO OBLIGATIONS OF i360.....................29
   Section 8.1 Representations and Warranties True............................29
   Section 8.2 Performance of Covenants.......................................29
   Section 8.3 Shareholder Approval...........................................29
   Section 8.4 No Proceedings.................................................29
   Section 8.5 Consents and Approvals.........................................30
   Section 8.6  Opinion of InfoCast Counsel...................................30
   Section 8.7 Material Changes...............................................30

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   Section 8.8 Registration Rights Agreement..................................30
   Section 8.9 Employee Stock Options After Merger............................31
   Section 8.10 Escrow Agreement..............................................31
   Section 8.11 Shareholder Designee Agreement................................31

ARTICLE IX  CONDITIONS PRECEDENT TO OBLIGATIONS OF INFOCAST...................31
   Section 9.1 Representation and Warranties True.............................31
   Section 9.2 Performance of Covenants.......................................31
   Section 9.3 Shareholder Approval...........................................31
   Section 9.4 No Proceedings.................................................31
   Section 9.5 Consents and Approvals.........................................31
   Section 9.6 Opinion of i360's Counsel......................................32
   Section 9.7 Material Changes...............................................32
   Section 9.8 Financial Statements...........................................32
   Section 9.9 Registration Rights Agreement..................................32
   Section 9.10 Dissenting Shares.............................................33
   Section 9.11 Delivery of Questionnaires and Representation Letters.........33
   Section 9.12 Accredited Investors..........................................33
   Section 9.13 Escrow Agreement..............................................33
   Section 9.14 Shareholder Designee Agreement................................33
ARTICLE X  INDEMNIFICATION....................................................33
   Section 10.1 Survival of Representations, Warranties,
                Covenants and Agreements......................................33
   Section 10.2 Indemnification by i360.......................................33
   Section 10.3 Indemnification by InfoCast...................................33
   Section 10.4 Procedures for Indemnification................................33
   Section 10.5 Limitations on Indemnification by i360........................34
   Section 10.6 Mitigation of Losses..........................................35
   Section 10.7 Exclusivity...................................................35
   Section 10.8 Cooperation in Defense........................................35
   Section 10.9 Escrow Account................................................35

ARTICLE XI  CLOSING DOCUMENTS.................................................36
   Section 11.1 Documents to be Delivered by the Parties......................36
   Section 11.2 Documents to be Delivered by InfoCast.........................36
   Section 11.3 Documents to be Delivered by i360.............................36

ARTICLE XII  TERMINATION, AMENDMENT AND WAIVER................................37
   Section 12.1 Termination...................................................37
   Section 12.2 Effect of Termination.........................................37

ARTICLE XIII MISCELLANEOUS....................................................38
   Section 13.1 Expenses......................................................38
   Section 13.2 Notices.......................................................38
   Section 13.3 Entire Agreement; Amendments..................................39
   Section 13.4 Binding Effect, Benefits, Assignments.........................39
   Section 13 5 Applicable Law................................................39
   Section 13.6 Arbitration...................................................39
   Section 13.7 Headings......................................................39
   Section 13.8 Counterparts..................................................39
   Section 13.9 Costs and Fees of Dispute.....................................39
   Section 13.10 Definition of Material Adverse Effect........................40


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

SCHEDULES

Schedule 3.2          Capitalization and Shareholdings
Schedule 3.3          Subsidiaries
Schedule 3.8          Absence of Certain Changes and Events
Schedule 3.10         Employee Benefit Plans
Schedule 3.11         Owned and Leased Property
Schedule 3.12         Trademarks, Patents and Copyrights
Schedule 3.13         Legal Proceedings, Claims and Investigations, Etc.
Schedule 3.14         Insurance
Schedule 3.15         Material Contracts
Schedule 3.16         Certain Transactions
Schedule 3.17         Broker
Schedule 3.23         Banks; Safe Deposit Boxes
Schedule 3.26         Employment Agreements
Schedule 3.27         Stock Option Agreements
Schedule 4.3          Subsidiaries
Schedule 4.7          No Undisclosed Liabilities of InfoCast
Schedule 4.8          Absence of Certain Changes and Events
Schedule 4.9          Taxes and Tax Returns
Schedule 4.10         Employee Benefit Plans
Schedule 4.11         Owned and Leased Property
Schedule 4.14         Insurance
Schedule 4.15         Material Contracts
Schedule 4.17         Broker

EXHIBITS

Exhibit A             Escrow Agreement
Exhibit B             Shareholders Voting Agreement
Exhibit C             Registration Rights Agreement
Exhibit D             Investor Questionnaire
Exhibit E             Articles of  Merger
Exhibit F             Shareholder Designee Agreement
Exhibit G             i360 Year 2000 Operational Budget

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

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated May 3, 2000, by and among i360 Inc., a Utah corporation ("i360") and InfoCast Corporation, a Nevada corporation ("InfoCast").

                              W I T N E S S E T H:

                                    PREAMBLE

         A. The respective Boards of Directors of i360 and InfoCast have approved the merger of i360 with and into InfoCast (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, no par value per share, of i360 ("i360 Common Stock") will be converted into the right to receive the Merger Consideration (as defined in Section 2.1).

         B. The respective Boards of Directors of InfoCast and i360 have each determined that the Merger and the other transactions contemplated by this Agreement are consistent with, and in furtherance of, their respective business strategies and goals.

         C.   InfoCast  and  i360  desire  to  make   certain   representations,
warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         D. For federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW,  THEREFORE,  in  consideration  of the  premises  and the
representations,   warranties,   and  mutual  covenants  and  agreements  herein
contained, the parties hereby agree as follows:

                                    ARTICLE I

                      TRANSACTIONS AND TERMS OF THE MERGER

Section 1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, i360 shall be merged with and into InfoCast (the "Merger"), in accordance with the provisions of Section 92A.190 of the General Corporation Law of the State of Nevada (the "Nevada Act") and Section 16-10a-1107 of the Utah Business Corporation Act (the "UBCA"). InfoCast shall be the surviving corporation of the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of i360 in accordance with Section 92A.250 of the Nevada Act.

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Section 1.2 Time and Place of Closing. The closing of the Merger (the "Closing")
will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Articles VIII and IX) shall be no later than the second business day after satisfaction of the conditions set forth in Sections 8.4 and 9.4, unless another time or date is agreed to by the parties. The Closing shall be held at the office of InfoCast's counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York or at such other place as InfoCast and i360 shall mutually agree.

Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file articles of merger or other appropriate documents (the "Articles of Merger"), executed in accordance with the relevant provisions of the Nevada Act and the UBCA, and shall make all other filings or recordings required under the Nevada Act and the UBCA. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger shall become effective with the Secretaries of State of the States of Nevada and Utah (the "Effective Time").

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 92A.250 of the Nevada Act.

Section 1.5 Certificate of Incorporation. The certificate of incorporation of InfoCast, as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

Section 1.6 Bylaws. The Bylaws of InfoCast as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

Section 1.7 Directors and Officers.

                  (a) Directors. At the Effective Time, the Board of Directors of InfoCast shall appoint William G. Cochrane ("Cochrane") and S. Drexel Ridley ("Ridley") to the Board of Directors of InfoCast, to serve until the next annual meeting of the shareholders of InfoCast or until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if either Cochrane or Ridley shall be unable to serve as a director at the Effective Time, i360 shall designate another individual to serve in such individual's place. At the first annual meeting of shareholders of InfoCast following the Effective Time, the former directors of i360 immediately prior to the Effective Time shall nominate for election to the Board of Directors of InfoCast nominees equaling one-third (1/3) of the non-independent members of the Board of Directors of InfoCast and InfoCast shall recommend that the shareholders of InfoCast elect such nominees to the Board of Directors of InfoCast. Notwithstanding the provisions of this
Section 1.7(a), the parties agree that the Board of Directors of InfoCast shall consist of such number of independent directors as is necessary or desirable to comply with any listing rule of a national exchange or Nasdaq in connection with the listing of the InfoCast Common Stock on such national exchange or Nasdaq.


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

The committees of the Board of Directors of the Surviving Corporation will be elected by the Board of Directors in accordance with the Bylaws, provided that, if not prohibited by the Securities and Exchange Commission and any listing rule of any national exchange or Nasdaq as they may apply to InfoCast at that time, at least one member of the Board of Directors representing the former i360 shareholders shall be appointed to the Nominating Committee and the Compensation Committee, which obligation terminates simultaneously with the second annual meeting of shareholders of InfoCast following the Effective Time.

                  (b) Officers. Cochrane shall serve as a Senior Vice President of InfoCast and President of its i360 division until the earlier of his resignation or removal. If Cochrane ceases to be a full-time employee of i360 prior to the Effective Time, the parties will agree upon another person to serve in his place.

Section 1.8 Surviving Corporation's Headquarters. The Surviving Corporation intends to maintain an office in Tucson, Arizona for the continued operation of the business of i360 after the Merger until at least September 30, 2001 and, thereafter, shall provide the employees in the Tucson office six (6) months prior written notice of any relocation of the Tucson office outside of Tucson or closing of the Tucson office by InfoCast.

                                   ARTICLE II

                               EXCHANGE OF SHARES

Section 2.1 Effect on Capital Stock. Subject to the provisions of this Article II, at the Effective Time, by virtue of the Merger and without any action on the part of i360 or the holder of any shares of i360 Common Stock or on the part of any holder of any shares of the issued and outstanding common stock of InfoCast, $0.001 par value per share (the "InfoCast Common Stock"):

                  (a) Shares Held in Treasury. Each of the shares of common stock of i360 held by i360 as treasury stock shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  (b) Conversion of i360 Common Stock. Subject to Section 2.2 hereof and other than shares to be canceled in accordance with Section 2.1(a) above, each share of i360 Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into the right to receive 0.30 of a fully paid and nonassessable share of InfoCast Common Stock (the "Merger Consideration"). As of the Effective Time, all such shares of i360 Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of i360 Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of InfoCast Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest. Each shareholder of i360 shall be required to represent and warrant as a condition of receiving shares of InfoCast Common Stock that he or

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

she is acquiring such shares solely for his or her own account for investment purposes and not with a view to distribution or resale; he or she understands that upon issuance hereunder none of the InfoCast Common Stock will be registered under the Securities Act of 1933 (the "Securities Act") and such shares may not be transferred, assigned or negotiated except pursuant to an applicable exemption under the Securities Act; that stop transfer instructions will be issued against all such shares and that the certificates evidencing the InfoCast Common Stock shall bear the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM."

Section 2.2 Fractional Shares. Anything set forth in this Agreement to the contrary notwithstanding, each holder of shares of i360 Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of InfoCast Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of i360 Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of InfoCast Common Stock as reported on the OTCBB (as reported in the Wall Street Journal, or, if not reported therein, any other authoritative source) on the Closing Date. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of i360 Common Stock with respect to any fractional share interest, the Exchange Agent will make available such amounts to such holders of i360 Common Stock subject to and in accordance with the terms of Section 2.4
(b). No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

Section 2.3 Rights of Former Shareholders of i360. At the Effective Time, the stock transfer book of i360 shall be closed as to holders of i360 Common Stock immediately prior to the Effective Time and no transfer of i360 Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange pursuant to Section 2.4(b) hereof, each certificate theretofore representing shares of i360 Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration and other cash, if any, which the holder thereof has the right to receive upon in respect of such certificate pursuant to the provisions of this Article II, subject, however, to i360's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by i360 in respect of such shares of i360 Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by InfoCast on the shares of InfoCast Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of i360 Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of shares of i360 Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of i360 Common Stock issued and outstanding at the Effective Time unless such certificate is surrendered pursuant to Section 2.4(b) hereof.


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

Section 2.4 Exchange Procedures.

                  (a) Exchange Agent. As of the Effective Time, InfoCast shall enter into an agreement with such bank or trust company as may be designated by InfoCast and i360 (the "Exchange Agent"), which shall provide that InfoCast shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of i360 Common Stock and for exchange in accordance with this Article II, through the Exchange Agent, the Merger Consideration, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payable in lieu of any fractional shares of InfoCast Common Stock issuable pursuant to Section 2.2 in exchange for issued and outstanding shares of i360 Common Stock.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of i360 Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as InfoCast and i360 may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as reasonably may be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of InfoCast Common Stock and cash which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled, less the amount of InfoCast Common Stock subject to the escrow set forth in Section 2.4(c) of this Agreement. In the event of a transfer of ownership of i360 Common Stock which is not registered in the transfer records of i360, a certificate representing the proper number of shares of InfoCast Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of InfoCast Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of InfoCast that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.4, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and other cash, if any, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

                  (c) Escrow Shares. On the Closing Date, InfoCast, i360, Cochrane, Ridley, LeRoy Hucke and an escrow agent reasonably acceptable to the parties ("Escrow Agent") shall


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

each execute and deliver the escrow agreement in a form substantially as set forth on Exhibit A (the "Escrow Agreement"). As soon as practicable after the Effective Date, InfoCast shall deliver to the Escrow Agent pursuant to the terms of the Escrow Agreement, either options for the purchase shares or shares of InfoCast Common Stock which in the aggregate total of 750,000 shares of InfoCast Common Stock (the "Escrow Account"). The options or shares held in the Escrow Account shall be held to reimburse InfoCast for any claims it is compelled to pay as a result of the indemnity of former directors of i360 pursuant to Section
6.4 of this  Agreement or to satisfy the claims of InfoCast  pursuant to Section
10.2 of this Agreement for any breach of the representations and warranties of i360 contained in Article III of this Agreement.

Section 2.5 No Liability. None of InfoCast, i360 or the Exchange Agent shall be liable to any person in respect of any shares of InfoCast Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any cash payable to the holder of such Certificate representing i360 Common Stock pursuant to this Article II or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.4), any such Merger Consideration or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

Section 2.6 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of InfoCast Common Stock deliverable in respect thereof, pursuant to this Agreement.

Section 2.7 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of i360 Common Stock outstanding immediately prior to the Effective Time held by a holder (if any) who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 16-10a-1301 of the UBCA ("Dissenting Shares") shall not be converted into a right to receive Merger Consideration unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. If after the Effective Time such holder fails to perfect or loses any such right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into a right to receive Merger Consideration pursuant to Section 2.1(b). i360 shall give prompt written notice to InfoCast of any demands received by i360 for appraisal of shares of i360 Common Stock and InfoCast shall have the right to participate in negotiations and proceedings with respect to such demands. Prior to the Effective Time, i360 shall not, except with the prior written consent of InfoCast, which consent shall not be unreasonably withheld, make any payment with respect to, or settle or offer to settle, any such demands. Any Merger Consideration that would otherwise have been allocated to the Dissenting Shares if the holders thereof had not properly perfected their appraisal rights will not be paid under Section 2.1(b).

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF i360

         i360 hereby represents and warrants to InfoCast, as of the date of this Agreement, as follows:

Section 3.1 Corporate Organization; Requisite Authority to Conduct Business; Articles of Incorporation and Bylaws. i360 is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. i360 has provided InfoCast with true and complete copies of its articles of incorporation (certified by the Secretary of State of the State of Utah) and Bylaws (certified by the Secretary of i360) in effect on the date hereof. Prior to the Closing, the minute books of i360 will be made available to InfoCast for inspection, and will contain true and complete records of all meetings and consents in lieu of meeting of i360's Board of Directors and of i360's stockholders since the incorporation of i360, which accurately reflect all transactions referred to in such minutes and consents in lieu of meeting. i360 has all corporate power and authority to own, operate and lease its properties and to carry on its business as the same is now being conducted. i360 is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified or licensed except where the failure to be so duly qualified or licensed will not have a material adverse effect on i360's business.

Section 3.2 Capitalization and Shareholdings. The authorized capital stock of i360 consists of (i) 75,000,000 shares of common stock, 16,280,000 of which are issued and outstanding; (ii) 5,000,000 shares of preferred stock, 300 of which are issued and outstanding and convertible into 9,000,000 shares of common stock of i360, (iii) options to purchase an additional 14,720,000 shares of i360 Common Stock at an exercise price of $0.10 per share, and (iv) options to purchase an additional 3,436,010 shares of i360 Common Stock at an exercise price of $1.33 per share. The capital stock of i360 is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and non-assessable and free of preemptive rights. Except as disclosed on Schedule 3.2, there is not outstanding, and i360 is not bound by or subject to, any subscription, option, warrant, call, right, contract, commitment, agreement, understanding or arrangement to issue any additional shares of capital stock of i360, including any right of conversion or exchange under any outstanding security or other instrument, and no shares are reserved for issuance for any purpose.

Section 3.3 Subsidiaries, etc. Except as set forth on Schedule 3.3, i360 does not own (directly or indirectly) any equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.
                                       7

Section 3.4 Authority Relative to and Validity of Agreement. i360 has the requisite corporate power and authority to execute and deliver this Agreement and to assume and perform all of its obligations hereunder. The execution and delivery of this Agreement by i360 and the performance by i360 of its obligations hereunder has been duly authorized by its Board of Directors and, subject to the approval of the stockholders of i360, no further authorization on the part of i360 is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, this Agreement. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of i360 to execute and deliver this Agreement and to consummate the transactions contemplated hereunder and no action, waiver or consent by any foreign, federal, state, municipal or other governmental department, commission or agency ("Governmental Authority") is necessary to make this Agreement a valid instrument binding upon i360 in accordance with its terms. This Agreement has been duly executed and delivered by i360 and constitutes, legal, valid and binding obligations of i360 enforceable in accordance with their terms, except (i) as such enforceability may be limited subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

Section 3.5 Required Filings and Consents; No Conflict. i360 is not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement by i360. The consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any law, regulation, judgment, order or decree binding upon i360, (b) conflict with or violate any provision of its certificate of incorporation charter or bylaws, or (c) conflict with or result in a breach of any condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of i360 pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any indenture, loan agreement, mortgage, deed of trust, lease, contract, license, franchise or other agreement or instrument to which i360 is a party or which is or purports to be binding upon i360 or by which any of its properties are bound. The execution, delivery and performance of this Agreement by i360 and the consummation of the transactions contemplated hereby will not result in the loss of any license, franchise, legal privilege or permit possessed by i360 or give a right of termination to any party to any agreement or other instrument to which i360 is a party or by which any of its properties are bound.

Section 3.6 Financial Statements. i360 has heretofore delivered to InfoCast a true and complete copy of its audited balance sheet, income statement and statement of operations covering the period from i360's date of inception through for the fiscal year ended December 31, 1999 and will deliver within seven (7) days following the date of this Agreement the quarterly unaudited balance sheet, statement of operations, and statement of cash flow of i360 for the period ended March 31, 2000 (together with the related notes, such financial statements are referred to in this Agreement as the "Financial Statements"). The Financial Statements have in all material respects been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the financial position of i360 as of the date thereof and the results of operations of i360 for the periods indicated.

Section 3.7 No Undisclosed Liabilities. i360 has no debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due in excess of $25,000 in the aggregate, except as (i) shown in the Financial Statements, or (ii) incurred in the ordinary course of business since March 31, 2000.

Section  3.8  Absence  of Certain  Changes  and  Events.  Except as set forth on
Schedule 3.8,  since March 31, 2000,  there has not been,  with respect to i360,
(i) any Material Adverse Effect; (ii) any strike, picketing, work slowdown or labor disturbance; (iii) any material damage, destruction or loss (whether or not covered by insurance) with respect to any assets or properties; (iv) any redemption or other acquisition by it of i360 Common Stock or any declaration or payment of any dividend or other distribution in cash, stock or property with respect thereto; (v) except in connection with or as contemplated by this
Agreement, any entry into any commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business; (vi) any transfer of, or rights granted under, any leases, licenses, agreements, patents, trademarks, trade names, or copyrights other than those transferred or granted in the ordinary course of business and consistent with past practice; (vii) any mortgage, pledge, security interest or imposition of any other encumbrance on any assets or properties except in the ordinary course of business; any payment of any debts, liabilities or obligations
("Liabilities") of any kind other than Liabilities currently due; any cancellation of any debts or claims or forgiveness of amounts owed to i360; or
(viii) any change in accounting principles or methods (except insofar as may have been required by a change in U.S. GAAP). Since March 31, 2000, i360 has conducted its business only in the ordinary course and in a manner consistent with past practice and has not made any material change in the conduct of its business or operations. Without limiting the generality of the foregoing, since March 31, 2000, i360 has not made any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any i360 Employee Plan (as defined in Section 3.10) or to any employee, independent contractor or consultant, entered into any new i360 Employee Plan or any new consulting agreement, granted or established any awards under any such i360 Employee Plan or agreement, in any such case providing for payments of more than $25,000 or adopted or otherwise amended any of the foregoing.

Section 3.9 Taxes and Tax Returns.

                  (a) For purposes of this Agreement, (i) the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, license, payroll and franchise taxes, imposed by any Governmental Authority whether computed on a unitary, combined or any other basis; and such term shall include any interest and penalties or additions to tax; and (ii) the term "Tax Return" shall mean any report, return or other information required to be filed with, supplied to or otherwise made available to a taxing authority for any Governmental Authority in connection with Taxes.
                                       9

                  (b) i360 has (i) duly filed with the appropriate taxing authorities for any Governmental Authority all Tax Returns required to be filed by or with respect to i360, or are properly on extension and all such duly filed Tax Returns are true, correct and complete in all respects, and (ii) paid in full or made adequate provisions for on its balance sheet (in accordance with U.S. GAAP) all Taxes shown to be due on such Tax Returns. There are no liens for Taxes upon the assets of i360 except for statutory liens for current Taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. i360 has not received any notice of audit, is not undergoing any audit of its Tax Returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for Taxes of i360 which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by i360 with respect to any Tax Returns which relate to i360. i360 has not filed a request with the Internal Revenue Service for changes in accounting methods within the last two years which change would effect the accounting for tax purposes, directly or indirectly, of i360.

Section 3.10 Employee Benefit Plans. Schedule 3.10 hereto comprises a listing of each bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, liability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs or arrangements for the benefit of or relating to, any employee of, or independent contractor or consultant to, and all other compensation practices, policies, terms or conditions, whether written or unwritten (the "i360 Employee Plans") which i360 presently maintains, to which i360 presently contributes or under which i360 has any liability and which relate to employees or independent contractors of i360. The i360 Employee Plans administered by i360 have been administered in all respects in accordance with all requirements of applicable law and terms of each such plan. Each i360 Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a Governmental Authority, has been so qualified, registered or approved by the appropriate Governmental Authority and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate Governmental Authority to revoke such qualification, registration or approval. All contributions (including premiums) required by law or contract to have been made or approved by i360 under or with respect to i360 Employee Plans have been paid or accrued by i360. Without limiting the foregoing, there are no unfunded liabilities under any i360 Employee Plan. i360 has not received notice of any investigations, litigation or other enforcement actions against i360 with respect to any of i360 Employee Plans. There are no pending actions, suits or claims by former or present employees of i360 (or their beneficiaries) with respect to i360 Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

Section 3.11 Title to Property. i360 has good and marketable title, or valid leasehold rights (in the case of leased property), to all real property and all personal property purported to be owned or leased by it or used in the operation of its business, free and clear of all encumbrances, excluding (i) liens for taxes, fees, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof; (ii) liens for mechanics, materialmen, laborers, employees, suppliers or others which are not yet delinquent or are being contested in good faith by appropriate proceedings;
(iii) liens created in the ordinary  course of business in  connection  with the leasing or financing of office, computer and related equipment and supplies;
(iv) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property; and (v) liens or defects in title or leasehold rights that either individually or in the aggregate do not and will not have a Material Adverse Effect. All of such owned or leased property with a value in excess of $5,000 is listed on Schedule 3.11 hereto.

Section 3.12 Trademarks, Patents and Copyrights.

                  (a) For purposes of this Agreement, the term "i360 Rights" shall mean all worldwide intellectual property rights, including, without limitation, each patent, patent right, license, patent application, trade name, trademark, trademark registration, copyright, copyright registration, copyright application, service mark, brand mark, brand name and trade secrets relating to or arising from any proprietary process, formula, source or object code, owned or possessed by i360. i360 owns or has the right to use, sell or license all i360 Rights and such i360 Rights are sufficient for the conduct of i360's businesses as being conducted as of the date hereof. Schedule 3.12(a) hereto lists each of the i360 Rights owned or possessed by i360;

                  (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any of the i360 Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of the i360 Rights or impair the right of i360 to use, sell or license any of the i360 Rights or any portion thereof;

                  (c) Except as disclosed on Schedule 3.12(c), neither the manufacture, marketing, license, sale or intended use of any product or service currently licensed or sold by i360 or currently under development by i360 violates any license or agreement between i360 and any third party relating to such product or service or infringes any intellectual property right of any other party, and there is no pending or, to the knowledge of i360, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the i360 Rights nor, to the knowledge of i360 is there any basis for any such claim, nor has i360 received any notice asserting that any of the i360 Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of i360, is there any basis for any such assertion; and

                  (d) Except as disclosed on Schedule 3.12(d), no current or prior officers, employees or consultants of i360 claim an ownership interest in any of the i360 Rights as a result of having been involved in the development of such property while employed by or consulting to i360 or otherwise.

Section 3.13 Legal Proceedings, Claims, Investigations, etc. Except as set forth on Schedule 3.13, here is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending or to the knowledge of i360, threatened, against i360, any director, officer or employee thereof relating to i360's business. i360 has not been informed of any violation of or default under, any laws, ordinances, regulations, judgments, injunctions, orders or decrees (including without limitation, any immigration laws or regulations) of any Governmental

Authority or arbitrator applicable to the business of i360. i360 is not currently subject to any judgment, order, injunction or decree of any court, arbitral authority, administrative agency or other Governmental Authority.

Section 3.14 Insurance. Schedule 3.14 hereto sets forth a list and brief description of all existing insurance policies maintained by i360 pertaining to its business properties, personnel or assets. i360 is not in default with respect to any material provision contained in any insurance policy, and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. Prior to the Closing, all such policies shall have been delivered to InfoCast and are in full force and effect. All payments with respect to such policies are current and i360 has not received any notice threatening a suspension, revocation, modification or cancellation of any such policy.

Section 3.15 Material Contracts.

                  (a) Except as set forth on Schedule 3.15 hereto, i360 is not a party to and is not bound by any contract or has any commitment, whether written or oral which has a term in excess of one year and will result in payments in excess of $25,000 other than (i) contracts or commitments entered into in the ordinary course of business with vendors and customers and (ii) contracts or commitments cancelable upon not more than 30 days' notice. Each of the contracts and commitments set forth on Schedule 3.15 hereto and each of the other contracts and commitments to which i360 is a party, is valid and existing, in full force and effect and enforceable in accordance with its terms, subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, general equitable principles and limitations on rights to indemnity by federal or state securities laws or by public policy, and to the knowledge of i360, there is no material default or claim of default against i360 or any notice of termination with respect thereto. i360 has complied in all material respects with all requirements of, and performed all of its obligations under, such contracts and commitments. In addition, no other party to any such contract or commitment is, to the knowledge of i360, in default under or in breach of any material term or provision thereof, and to the knowledge of i360, there exists no condition or event which, after notice or lapse of time or both, would constitute a material default by any party to any such contract or commitment. Copies of all the written documents and a synopsis of all oral contracts and commitments described on
Schedule 3.15 hereto have heretofore been made available to InfoCast and are true and complete and include all amendments and supplements thereto and modifications thereof to and including the date hereof.

                  (b) Except as set forth on Schedule 3.15, i360 is not a party to any oral or written (i) agreement with any consultant, executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement, or (ii) agreement or plan, including any stock option plan and the like, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement.
                                       12

Section 3.16 Certain Transactions. Except as set forth on Schedule 3.16, no officer, director or any employee of i360, or any member of any such person's immediate family is presently a party to any contract, arrangement or understanding with i360 (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as officers, directors or employees of i360), any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee or partner.

Section 3.17 Broker. Except as set forth on Schedule 3.17, no broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based on the arrangements made by or on behalf of i360.

Section 3.18 Environmental Matters.

                  (a) i360 is not the subject of, or to the knowledge of i360, being threatened to be the subject of (i) any enforcement proceeding, or (ii) any investigation, brought in either case under any federal, state or local environmental law, rule, regulation, or ordinance at any time in effect or (iii) any third party claim relating to environmental conditions on or off the properties of i360. i360 has not been notified that it must obtain any permits and licenses or file documents for the operation of its business under federal, state and local laws relating to pollution protection of the environment. i360 has not been notified of any conditions on or off the properties of i360 which will give rise to any liabilities, known or unknown, under any federal, state or local environmental law, rule, regulation or ordinance, or as the result of any claim of any third party. For the purposes of this Section 3.18, an investigation shall include, but is not limited to, any written notice received by i360 which relates to the onsite or offsite disposal, release, discharge or spill of any waste, waste water, pollutant or contaminants.

                  (b) There are no toxic wastes or other toxic or hazardous substances or materials, pollutants or contaminants which i360 (or, to the knowledge of i360, any previous occupant of i360's facilities) has used, stored or otherwise held in or on any of the facilities of i360, which, are present at or have migrated from the facilities, whether contained in ambient air, surface water, groundwater, land surface strata. The facilities have been maintained by i360 in compliance with all environmental protection, ordinances, restrictions, licenses, and regulations. i360 has not disposed of or arranged (by contract, agreement or otherwise) for the disposal of any materials that was generated or used by i360 at any off-site location that has been or is listed or proposed for inclusion on any list promulgated by any Governmental Authority for the purpose of identifying sites which pose a danger to health and safety. There have been no environmental studies, reports and analyses made or prepared in the last year relating to the facilities of i360. i360 has not installed any underground storage tanks in any of its facilities and none of such facilities contain any underground storage tanks.

Section 3.19 Illegal Payments. i360 has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of i360, which i360 knows or has reason to believe to have been illegal under any federal, state or local laws or the laws of any other country having jurisdiction.

Section 3.20 Compliance with Law. i360 has complied in all respects with all laws, rules, regulations, arbitral determinations, orders, writs, decrees and injunctions which are applicable to or binding upon i360 or its properties, the non-compliance with which could reasonably be expected to constitute a Material Adverse Effect.

Section 3.21 Receivables. Each account receivable reflected on the balance sheet of i360 at March 31, 2000 represents a valid obligation owed to i360. All such accounts receivable arising between the date hereof and the Effective Time are or will be valid and subsisting, represent or will represent sales actually made, arose or will arise in the ordinary and usual course of the business of i360 and to the extent not collected prior to the Effective Time, to the knowledge of i360, will be collected according to their terms subject to allowances for doubtful accounts set forth on the balance sheet. No payment reflected on such books and records as having been made on any such account receivable was made by any director, officer, employee or agent of i360 unless such person is shown on said books and records as the account debtor. To the knowledge of i360, there are no defenses, claims of disabilities, counterclaims, offsets, refusals to pay or other rights of set-off against any accounts receivable and there is no threatened, intended or proposed defense, claim or disability, counterclaim, offset, refusal to pay or other right of set-off with respect thereto.

Section 3.22 Labor. i360 is not a party to any labor contract. i360 has not received any notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of the employees of i360; no strike or work interruption by any of its employees is planned, under consideration, to the knowledge of i360, threatened or imminent; there are no repeat, serious or willful safety issues pending under the federal Occupation Health and Safety Act (OSHA) related to any of the i360 employees; and neither i360 nor any officer or director thereof has made any loan or given anything of value, directly or indirectly, to any officer, official, agent or representative of any labor union or group of employees. At no time during the past year has i360 experienced any threats of strikes, work stoppages or demands for collective bargaining by any union or labor organization or any other group or other organization of employees, any grievances, disputes or controversies with any union or any other group or other organization of employees, or any pending or threatened court of arbitration proceedings involving an employment grievance, dispute or controversy. i360 is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. In the event of termination of the employment of any said employees, neither i360 nor InfoCast will by reason of anything done by i360 prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments.

Section 3.23 Banks; Safe Deposit Boxes. Schedule 3.23 hereto lists the names and locations of all banks at which i360 has an account and/or safe deposit box, the numbers of any such accounts and the names of all persons authorized to draw thereon or to have access thereto.
                                       14

Section 3.24 Books of Account; Records. The general ledgers, books of account and other records of i360 are complete and correct, have been maintained in accordance with good business practices and the matters contained therein are appropriately and accurately reflected in the Financial Statement.

Section 3.25 Reorganization and Regulatory Matters. i360 has not taken any action nor does it have any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any consents of any Governmental Authority or result in the imposition of a condition or restriction of the type that would have a Material Adverse Effect on the economic or business benefits of the transaction contemplated by this Agreement.

Section 3.26 Employment Agreements. Schedule 3.26 hereto lists the names of all employees with whom i360 has an employment agreement.

Section 3.27 Stock Option Agreements. Schedule 3.27 attached hereto lists the names of all parties with whom i360 has a stock option agreement and the terms of such stock option agreements, including such terms as vesting schedule, exercise price, expiration date and change of control provisions.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF INFOCAST

                  InfoCast hereby represents and warrants to i360 as follows:

Section 4.1 Corporate Organization; Requisite Authority to Conduct Business. InfoCast is a corporation duly organized, validly existing and in good standing under the laws of Nevada. InfoCast has provided i360 with true and complete copies of its certificate of incorporation (certified by the Secretary of State of the State of Nevada and Bylaws (certified by the Secretary of InfoCast) as in effect on the date hereof. InfoCast has full corporate power and authority to own, operate and lease its properties and to carry on its business as the same is now being conducted. InfoCast is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified or licensed except where the failure to be so duly qualified or licensed will not have a Material Adverse Effect on InfoCast's business.

Section 4.2 Capitalization. The authorized capital stock of InfoCast consists of
(i) 100,000,000 shares of InfoCast Common Stock, $0.001 par value, and (ii) 100,000,000 shares of preferred stock (none of which are issued and outstanding). As of March 31, 2000, there were 21,244,128 shares of InfoCast Common Stock outstanding, not including (i) 3,327,208 shares of InfoCast Canada Corporation exchangeable on a one-for-one basis for shares of InfoCast Common Stock, (ii) outstanding options to purchase 2,000,000 shares of InfoCast Common Stock at an exercise price of $1.00 per share, (iii) options and warrants to purchase an additional

2,375,000 shares of InfoCast Common Stock at an exercise price of $7.00 per share, (iv) options to purchase an additional 375,000 shares of InfoCast Common Stock at an exercise price of $7.05 per share, (v) options to purchase an additional 60,000 shares of InfoCast Common Stock at any exercise price of $8.25 per share, (vi) warrants to purchase 12,500 shares of InfoCast Common Stock at an exercise price of $8.75 per share, (vii) warrants to purchase an additional 12,500 shares of InfoCast Common Stock at an exercise price of $7.62 per share,
(viii) warrants to purchase an additional 56,000 shares of InfoCast Common Stock at $5.00 per share, (ix) options to purchase an additional 100,000 shares of InfoCast Common Stock at an exercise price of $8.625 per share, (x) 1,000,000 shares of InfoCast Common Stock issuable upon conversion of InfoCast's 7% Convertible Subordinated Debentures and (xi) 833,334 shares of InfoCast Common Stock issuable upon exercise of common stock purchase warrants at an exercise price of $7.50 per share. The capital stock of InfoCast is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and nonassessable and free of preemptive rights. The Merger Consideration is duly authorized and when issued in accordance with the terms and conditions of this Agreement shall be validly issued, fully paid and nonassessable. The Merger Consideration is not subject to any preemptive rights or other similar restrictions.

Section 4.3 Subsidiaries, etc. Except as set forth on Schedule 4.3, InfoCast does not own (directly or indirectly) any equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.

Section 4.4 Authority Relative to and Validity of Agreement. InfoCast has the requisite corporate power and authority to execute and deliver this Agreement and to assume and perform all of its obligations hereunder. The execution and delivery of this Agreement by InfoCast and the performance by InfoCast of its obligations hereunder has been duly authorized by its Board of Directors and, subject to the approval of the stockholders of InfoCast, no further authorization on the part of InfoCast is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, this Agreement. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of InfoCast to execute and deliver this Agreement and to consummate the transactions contemplated hereunder and no action, waiver or consent by any Governmental Authority is necessary to make this Agreement a valid instrument binding upon InfoCast in accordance with its terms. This Agreement has been duly executed and delivered by InfoCast and constitutes, legal, valid and binding obligations of InfoCast enforceable in accordance with their terms, except (i) as such enforceability may be limited subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

Section 4.5 Required Filings and Consents; No Conflict. Other than state "Blue Sky" laws relating to the issuance of the Merger Consideration, InfoCast is not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement by InfoCast. The consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any law, regulation, judgment, order or decree binding upon InfoCast, (b) conflict with or violate any provision of its

Certificate of Incorporation or bylaws, or (c) conflict with or result in a breach of any condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of InfoCast pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any indenture, loan agreement, mortgage, deed of trust, lease, contract, license, franchise or other agreement or instrument to which InfoCast is a party or which is or purports to be binding upon InfoCast or by which any of its properties are bound. The execution, delivery and performance of this Agreement by InfoCast and the consummation of the transactions contemplated hereby will not result in the loss of any license, franchise, legal privilege or permit possessed by InfoCast or give a right of termination to any party to any agreement or other instrument to which InfoCast is a party or by which any of its properties are bound.

Section 4.6 SEC Reports and Financial Statements. InfoCast has heretofore made available to i360 true and complete copies of all forms, reports, schedules, statements and other documents filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act") or required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since September 15, 1999 (as such documents have been amended or supplemented since the time of their filing, collectively, the "SEC Reports"). InfoCast has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by InfoCast pursuant to the Exchange Act. As of their respective dates, the SEC Reports (including without limitation, any financial statements or schedules included therein) and any offering memorandum issued by InfoCast pursuant to Regulation D (a) did not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act (as the case may be) and all applicable statutes, rules and regulations thereunder. Each of the consolidated financial statements included in the SEC Reports (the "InfoCast Financial Statements") have been prepared from, and are in accordance with, the books and records of
InfoCast,   comply  in  all  material   respects  with   applicable   accounting
requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of InfoCast as at the dates thereof or for the periods presented therein. InfoCast does not know of any reason related to the SEC Reports why the InfoCast Common Stock could not be admitted for listing on a national securities exchange or quoted on Nasdaq subsequent to the Merger.

Section 4.7 No Undisclosed Liabilities. Except as described in the SEC Reports or on Schedule 4.7, InfoCast has no debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, except as (i) shown in the InfoCast Financial Statements, or (ii) incurred in the ordinary course of business since December 31, 1999.

Section  4.8  Absence  of Certain  Changes  and  Events.  Except as set forth on
Schedule 4.8 and since December 31, 1999, there has not been, with respect to InfoCast, (i) any Material Adverse Effect; (ii) any strike, picketing, work slowdown or labor disturbance; (iii) any material damage, destruction or loss (whether or not covered by insurance) with respect to any assets or properties;
(iv) any redemption or other acquisition by it of InfoCast Common Stock or any declaration or payment of any dividend or other distribution in cash, stock or property with respect thereto; (v) except in connection with or as contemplated by this Agreement, any entry into any commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business; (vi) any transfer of, or rights granted under, any leases, licenses, agreements, patents, trademarks, trade names, or copyrights other than those transferred or granted in the ordinary course of business and consistent with past practice; (vii) any mortgage, pledge, security interest or imposition of any other encumbrance on any assets or properties except in the ordinary course of business; any payment of any Liabilities of any kind other than Liabilities currently due; any cancellation of any debts or claims or forgiveness of amounts owed to InfoCast; or (viii) any change in accounting principles or methods (except insofar as may have been required by a change in U.S. GAAP). Since December 31, 1999, InfoCast has conducted its business only in the ordinary course and in a manner consistent with past practice and has not made any material change in the conduct of its business or operations. Without limiting the generality of the foregoing, since December 31, 1999, InfoCast has not made any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any of the InfoCast
Employee Plans (as hereinafter defined) or to any employee, independent contractor or consultant, entered into any new InfoCast Employee Plans or any new consulting agreement, granted or established any awards under any of the InfoCast Employee Plans or agreement, in any such case providing for payments of more than $25,000 or adopted or otherwise amended any of the foregoing.

Section 4.9 Taxes and Tax Returns. Except as set forth on Schedule 4.9, InfoCast has (i) duly filed with the appropriate taxing authorities for any Governmental Authority all Tax Returns required to be filed by or with respect to InfoCast, or are properly on extension and all such duly filed Tax Returns are true, correct and complete in all respects, and (ii) paid in full or made adequate provisions for on its balance sheet (in accordance with U.S. GAAP) all Taxes shown to be due on such Tax Returns. There are no liens for Taxes upon the assets of InfoCast except for statutory liens for current Taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. InfoCast has not received any notice of audit, is not undergoing any audit of its Tax Returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for Taxes of InfoCast which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by InfoCast with respect to any Tax Returns which relate to InfoCast. InfoCast has not filed a request with the Internal Revenue Service for changes in accounting methods within the last two years which change would effect the accounting for tax purposes, directly or indirectly, of InfoCast.

Section 4.10 Employee Benefit Plans. Schedule 4.10 hereto comprises a listing of each bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, liability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs or arrangements for the benefit of or relating to, any employee of, or independent contractor or consultant to, and all other compensation practices, policies, terms or conditions, whether written or unwritten (the "InfoCast Employee Plans") which InfoCast presently maintains, to which InfoCast presently contributes or under which InfoCast has any liability and which relate to employees or independent contractors of InfoCast. The InfoCast Employee Plans administered by InfoCast have been administered in all respects in accordance with all requirements of applicable law and terms of each such plan. Each InfoCast Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a Governmental Authority, has been so qualified, registered or approved by the appropriate Governmental Authority and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate Governmental Authority to revoke such qualification, registration or approval. All contributions (including premiums) required by law or contract to have been made or approved by InfoCast under or with respect to InfoCast Employee Plans have been paid or accrued by InfoCast. Without limiting the foregoing, there are no unfunded liabilities under any InfoCast Employee Plan. InfoCast has not received notice of any investigations, litigation or other enforcement actions against InfoCast with respect to any of InfoCast Employee Plans. There are no pending actions, suits or claims by former or present employees of InfoCast (or their beneficiaries) with respect to InfoCast Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

Section 4.11 Title to Property. InfoCast has good and marketable title, or valid leasehold rights (in the case of leased property), to all real property and all personal property purported to be owned or leased by it or used in the operation of its business, free and clear of all encumbrances, excluding (i) liens for taxes, fees, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof; (ii) liens for mechanics, materialmen, laborers, employees, suppliers or others which are not yet delinquent or are being contested in good faith by appropriate proceedings;
(iii) liens created in the ordinary course of business in connection with the leasing or financing of office, computer and related equipment and supplies;
(iv) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property; and (v) liens or defects in title or leasehold rights that either individually or in the aggregate do not and will not have a Material Adverse Effect. All of such owned or leased property with a value in excess of $5,000 is listed on Schedule 4.11 hereto.

Section 4.12 Trademarks, Patents and Copyrights.

                  (a) For purposes of this Agreement, the term "InfoCast Rights" shall mean all worldwide industrial and intellectual property rights, including, without limitation, each patent, patent rights, license, patent application, trade name, trademark, trademark registration, copyright, copyright registration, copyright application, service mark, brand mark, brand name and trade secrets relating to or arising from any proprietary process, formula, source or object code, owned or possessed by InfoCast. InfoCast owns or has the right to use, sell or license all InfoCast Rights and such InfoCast Rights are sufficient for the conduct of InfoCast's businesses as being conducted as of the date hereof.

                  (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any of the InfoCast Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of the InfoCast Rights or impair the right of InfoCast to use, sell or license any of the InfoCast Rights or any portion thereof;

                  (c) Neither the manufacture, marketing, license, sale or intended use of any product or service currently licensed or sold by InfoCast or currently under development by InfoCast violates any license or agreement between InfoCast and any third party relating to such product or service or infringes any intellectual property right of any other party, and there is no pending or, to the knowledge of InfoCast, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the InfoCast Rights nor, to the knowledge of InfoCast, is there any basis for any such claim, nor has InfoCast received any notice asserting that any of the InfoCast Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of InfoCast, is there any basis for any such assertion; and

                  (d) No current or prior officers, employees or consultants of InfoCast claim an ownership interest in any of the InfoCast Rights as a result of having been involved in the development of such property while employed by or consulting to InfoCast or otherwise.

Section 4.13 Legal Proceedings, Claims, Investigations, etc. There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending or, to the knowledge of InfoCast, threatened, against InfoCast, any director, officer or employee thereof relating to InfoCast's business. InfoCast has not been informed of any violation of or default under, any laws, ordinances, regulations, judgments, injunctions, orders or decrees (including without limitation, any immigration laws or regulations) of any Governmental Authority or arbitrator applicable to the business of InfoCast. Except as set forth in the SEC Reports, InfoCast is not currently subject to any judgment, order, injunction or decree of any court, arbitral authority, administrative agency or other Governmental Authority.

Section 4.14 Insurance. Schedule 4.14 hereto sets forth a list and brief description of all existing insurance policies maintained by InfoCast pertaining to its business properties, personnel or assets. InfoCast is not in default with respect to any material provision contained in any insurance policy, and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. All payments with respect to such policies are current and InfoCast has not received any notice threatening a suspension, revocation, modification or cancellation of any such policy.

Section 4.15 Material Contracts.

                  (a) Except as set forth on Schedule 4.15 hereto, InfoCast is not a party to and is not bound by any contract or has any commitment, whether written or oral which has a term in excess of one year and will result in payments in excess of $50,000, other than (i) contracts or commitments entered into in the ordinary course of business with vendors and customers and (ii) contracts or commitments cancelable upon not more than 30 days' notice. Each of the contracts and commitments set forth on Schedule 4.15 hereto and each of the other contracts and commitments to which InfoCast is a party, is valid and existing, in full force and effect and enforceable in accordance with its terms (subject to equitable principles and limitations on indemnity) and to the knowledge of InfoCast, there is no material default or claim of default against InfoCast or any notice of termination with respect thereto. InfoCast has complied in all material respects with all requirements of, and performed all of its obligations under, such contracts and commitments. In addition, no other party to any such contract or commitment is, to the knowledge of InfoCast, in default under or in breach of any material term or provision thereof, and to the knowledge of InfoCast, there exists no condition or event which, after notice or lapse of time or both, would constitute a material default by any party to any such contract or commitment. Copies of all the written documents and a synopsis of all oral contracts and commitments described on Schedule 4.15 hereto have heretofore been made available to i360 and are true and complete and include all amendments and supplements thereto and modifications thereof to and including the date hereof.

                  (b) InfoCast is not a party to any oral or written (i) agreement with any consultant, executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement, or (ii) agreement or plan, including any stock option plan and the like, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement.

Section 4.16 Certain Transactions. No officer, director or any employee of InfoCast, or any member of any such person's immediate family is presently a party to any contract, arrangement or understanding with InfoCast (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as officers, directors or employees of InfoCast), any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee or partner.

Section 4.17 Broker. Except as disclosed on Schedule 4.17, no broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based on the arrangements made by or on behalf of InfoCast.

Section 4.18 Environmental Matters.

                  (a)  InfoCast is not the subject  of, or to the  knowledge  of
InfoCast, being threatened to be the subject of (i) any enforcement proceeding, or (ii) any investigation, brought in either case under any federal, state or local environmental law, rule, regulation, or ordinance at any time in effect or
(iii) any third party claim relating to environmental conditions on or off the properties of InfoCast. InfoCast has not been notified that it must obtain any permits and licenses or file documents for the operation of its business under federal, state and local laws relating to pollution protection of the environment. InfoCast has not been notified of any conditions on or off the properties of InfoCast which will give rise to any liabilities, known or unknown, under any federal, state or local environmental law, rule, regulation or ordinance, or as the result of any claim of any third party. For the purposes of this Section 4.18, an investigation shall include, but is not limited to, any written notice received by InfoCast which relates to the onsite or offsite disposal, release, discharge or spill of any waste, waste water, pollutant or contaminants.

                  (b) There are no toxic wastes or other toxic or hazardous substances or materials, pollutants or contaminants which InfoCast (or, to the knowledge of InfoCast, any previous occupant of InfoCast's facilities) has used, stored or otherwise held in or on any of the facilities of InfoCast, which, are present at or have migrated from the facilities, whether contained in ambient air, surface water, groundwater, land surface strata. The facilities have been maintained by InfoCast in compliance with all environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, and regulations. InfoCast has not disposed of or arranged (by contract, agreement or otherwise) for the disposal of any materials that was generated or used by InfoCast at any off-site location that has been or is listed or proposed for inclusion on any list promulgated by any Governmental Authority for the purpose of identifying sites which pose a danger to health and safety. To the best knowledge of InfoCast after due inquiry, there have been no environmental studies, reports and analyses made or prepared in the last five
(5) years relating to the facilities of InfoCast. InfoCast has not installed any underground storage tanks in any of its facilities and none of such facilities contain any underground storage tanks.

Section 4.19 Illegal Payments. InfoCast has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of InfoCast, which InfoCast knows or has reason to believe to have been illegal under any federal, state or local laws or the laws of any other country having jurisdiction.

Section 4.20 Compliance with Law. InfoCast has complied in all respects with all laws, rules, regulations, arbitral determinations, orders, writs, decrees and injunctions which are applicable to or binding upon InfoCast or its properties, the non-compliance with which could reasonably be expected to constitute a Material Adverse Effect.

Section 4.21 Receivables. Each account receivable reflected on the balance sheet of InfoCast at December 31, 2000, represents a valid obligation owed to InfoCast. All such accounts receivable arising between the date hereof and the Effective Time are or will be valid and subsisting, represent or will represent sales actually made, arose or will arise in the ordinary and usual course of the business of InfoCast and to the extent not collected prior to the Effective Time, to the knowledge of InfoCast, will be collected according to their terms subject to allowances for doubtful accounts set forth on the balance sheet. No payment reflected on such books and records as having been made on any such account receivable was made by any director, officer, employee or agent of InfoCast unless such person is shown on said books and records as the account debtor. To the knowledge of InfoCast, there are no defenses, claims of

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

disabilities, counterclaims, offsets, refusals to pay or other rights of set-off against any accounts receivable and there is no threatened, intended or proposed defense, claim or disability, counterclaim, offset, refusal to pay or other right of set-off with respect thereto.

Section 4.22 Labor. InfoCast is not a party to any labor contract. InfoCast has not received any notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of the employees of InfoCast; to the knowledge of InfoCast, no strike or work interruption by any of its employees is planned, under consideration, threatened or imminent; there are no repeat, serious or willful safety issues pending under OSHA related to any of the InfoCast employees; and neither InfoCast nor any officer or director thereof has made any loan or given anything of value, directly or indirectly, to any officer, official, agent or representative of any labor union or group of employees. To the best knowledge of InfoCast after due inquiry, at no time during the past three (3) years has InfoCast experienced any threats of strikes, work stoppages or demands for collective bargaining by any union or labor organization or any other group or other organization of employees, any grievances, disputes or controversies with any union or any other group or other organization of employees, or any pending or threatened court of arbitration proceedings involving an employment grievance, dispute or controversy. InfoCast is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees.

Section 4.23 Books of Account; Records. The general ledgers, books of account and other records of InfoCast are complete and correct, have been maintained in accordance with good business practices and the matters contained therein are appropriately and accurately reflected in the InfoCast Financial Statements.

Section 4.24 Reorganization and Regulatory Matters. InfoCast has not taken any action nor does it have any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any consents of any Governmental Authority or result in the imposition of a condition or restriction of the type that would result in a Material Adverse Effect on the economic or business benefits of the transaction contemplated by this Agreement.

                                    ARTICLE V

                                COVENANTS OF i360

Section 5.1 Covenants of i360 Regarding Conduct of Business Operations Pending the Closing. i360 covenants and agrees that between the date of this Agreement and the Closing Date, i360 will carry on its business in the ordinary course and consistent with past practice, will use its best efforts to (i) preserve its business organization intact, (ii) retain the services of its present employees, and (iii) preserve the good will of its suppliers and customers, and will not, except in the ordinary course of business, purchase, sell, lease or dispose of any property or assets or incur any liability or enter into any other extraordinary transaction. By way of amplification and not limitation, i360 shall not, between the date of this Agreement and the Closing Date, directly or indirectly, do any of the following without the prior written consent of InfoCast:

         (a) (i) issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of i360; (ii) amend or propose to amend its certificate of incorporation or bylaws; (iii) split, combine or reclassify any of its outstanding shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect thereto; or (iv) redeem, purchase or otherwise acquire any shares of its capital stock;

         (b) (i) make any acquisition (by merger, consolidation, or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof; (ii) sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any of its assets; (iii) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm, or corporation, or enter into any contract or agreement to do so; (iv) authorize any single capital expenditure or series of related capital expenditures each of which is in excess of $25,000; or (v) release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice;

         (c) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to the grant of any severance or termination pay (otherwise than pursuant to its policies in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

         (d) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any of the i360 Employee Plans to any employee, independent contractor or consultant, enter into any new i360 employee plan or any new consulting agreement, grant or establish any awards under such i360 employee plans or agreement, in any such case providing for payments of more than $5,000, or adopt or otherwise amend any of the foregoing;

         (e) take any action except in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to accounting policies or procedures, other than such actions deemed necessary to comply with U.S. GAAP (including without limitation its procedures with respect to the payment of accounts payable);

         (f) enter into or terminate any material contract or agreement or make any material change in any of its material contracts or agreements, other than
(i) in the ordinary
course of business and (ii) agreements, if any, relating to the transactions contemplated hereby; or

         (g) take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect as of the date when made or as of a future date.

Section 5.2 No Other Negotiations. i360 agrees that, between the date hereof and the earlier to occur of (i) the Closing Date or (ii) the termination of this Agreement pursuant to the provisions of Article XII hereof (the "Termination Date"), i360 will not, nor will it permit any of its affiliates (including any officers, directors, employees, financial advisors, brokers, stockholders or any other person acting on its behalf) to, (i) enter into any agreement with a third party with respect to the acquisition, directly or indirectly, of shares or other securities of i360 or a material part of its assets or any merger, business combination, consolidation or reorganization, (ii) enter into negotiations with a third party regarding such an agreement, or (iii) provide a third party with general access to their books, records or employees for the purpose of enabling such third party to conduct a purchase investigation of the legal, financial or business condition of i360.

                                   ARTICLE VI

                              COVENANTS OF INFOCAST

Section 6.1 Conversion of i360 Stock Options.

                  (a) All outstanding i360 Stock Options granted under the i360 Option Plan (the "i360 Option Plan"), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such i360 Stock Option, including vesting, the same InfoCast Common Stock portion of the Merger Consideration the holder of such i360 Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such i360 Stock Option in full immediately prior to the Effective Time, at a price per share of InfoCast Common Stock equal to (a) the aggregate exercise price for the shares of i360 Common Stock pursuant to such i360 Stock Option divided by (b) the aggregate number of shares of InfoCast Common Stock that may be purchased pursuant to such i360 Stock Option (each, as so adjusted, an "Adjusted Option");

                  (b) Each holder of an Adjusted Option shall be required upon exercise of such option to represent and warrant as a condition of receiving shares of InfoCast Common Stock that he or she is acquiring such shares solely for his or her own account for investment purposes and not with a view to distribution or resale; he or she understands that upon issuance hereunder none of the InfoCast Common Stock will be registered under the Securities Act of 1933 (the "Securities Act") and such shares may not be transferred, assigned or negotiated except pursuant to an applicable exemption under the Securities Act; that stop transfer instructions will be issued against all such shares and that the certificates evidencing the InfoCast Common Stock shall bear the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM."

                  (c) As soon as practicable after the Effective Time, InfoCast shall deliver to the holders of i360 Stock Options appropriate notices setting forth such holders' rights pursuant to the i360 Option Plan and the agreements evidencing the grants of such i360 Stock Options and that such i360 Stock Options and agreements shall be assumed by InfoCast and shall continue in effect on the same terms and conditions (subject to the adjustments required by this
Section 6.1 after giving effect to the Merger). InfoCast shall comply with the terms of the i360 Option Plan. A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to InfoCast, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the i360 Option Plan;

                  (d) At or prior to the Effective Time, InfoCast shall take all corporate action necessary to reserve for issuance a sufficient number of shares of InfoCast Common Stock for delivery upon exercise of the i360 Stock Options.

Section 6.2 i360 Employee Benefit Plans. InfoCast agrees to honor in accordance with their terms the i360 Employee Benefit Plans, including, without limitation, any rights or benefits arising thereunder as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event). After the Merger, it is the intention of the parties hereto that InfoCast will continue to maintain the i360 Employee Benefit Plans, in each case in accordance with their terms as in effect at the Effective Time, with only such amendments as are required by applicable law or permitted by the terms thereof as in effect at the Effective Time, and which do not adversely affect the rights of participants (or their beneficiaries) thereunder. InfoCast shall take, and shall cause the Surviving Corporation to take, the following actions:
(i) waive any limitations regarding pre-existing conditions and eligibility waiting periods under any welfare or other employee benefit plan maintained by them for the benefit of employees of i360 immediately prior to the Effective Time (the "i360 Employees") or in which i360 Employees participate after the Effective Time, (ii) provide each i360 Employee with credit for any co-payments and deductibles paid prior to the Effective Time for the calendar year in which the Effective Time occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time, and (iii) for all purposes (other than for purposes of benefit accruals under any defined benefit pension plan) under all compensation and benefit plans and policies applicable to i360 Employees, treat all service by i360 Employees with i360 before the Effective Time as service with InfoCast.

Section 6.3 Certain Employee Matters. Following the Effective Time, InfoCast, as the Surviving Corporation in the Merger, will honor all obligations under employment agreements of i360 in existence prior to the Effective Time in accordance with the terms thereof. As of the Effective Time, InfoCast shall guarantee the performance of the employment contracts and i360 Employee Benefit Plans in accordance with their respective terms and the terms of this Agreement.

Section 6.4 Indemnification, Exculpation and Insurance.

                  (a) Subject only to the limitations of the Nevada Act, InfoCast agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current directors of i360 as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of i360, the existence of which does not constitute a breach of this Agreement, shall be assumed by InfoCast, as the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. The Surviving
Corporation shall upon the request of any current (immediately prior to the Effective Time) director of i360, enter into a contract obligating the Surviving Corporation to indemnify and exculpate such individual for liabilities as described in this Section 6.4. In addition, from and after the Effective Time, directors and officers of i360 who become directors or officers of InfoCast will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of InfoCast.

                  (b) In the event that InfoCast or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, InfoCast shall require any such agreement or other contract that the successor, assign or transferee assume the obligations set forth in this Section 6.4.

                  (c) The provisions of this Section 6.4 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

Section 6.5. Listing on a National Securities Exchange. After the Merger, the Board of Directors shall authorize the proper officers of InfoCast to take all reasonable steps necessary to cause the InfoCast Common Stock and the Merger Consideration to be listed or admitted for trading on Nasdaq or a national securities exchange other than the over-the-counter bulletin board.

Section 6.6 2000 Operational Budget of i360. Following the Merger, InfoCast agrees, subject to i360 substantially achieving the identified revenue targets, to fund as necessary the operational budget of i360 for the balance of the year 2000, which is set forth on Exhibit G.
                                       27

                                   ARTICLE VII

                              ADDITIONAL COVENANTS

Section 7.1 Covenants of All Parties. Each of i360 and InfoCast covenants and agrees:

Section 7.2 Best Efforts. To proceed diligently and use its best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper and advisable to consummate the transactions contemplated by this Agreement.

Section 7.3 Compliance. To comply in all material respects with all applicable rules and regulations of any Governmental Authority in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby; to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

Section 7.4 Notice. To give prompt notice to the other party of (i) the occurrence, or failure to occur, of any event whose occurrence or failure to occur, would be likely to cause any representation or warranty contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure on its part, or on the part of any of its officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any such notice shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 7.5 Access. To cause its affiliates, officers, directors, employees, auditors and agents to afford the officers, employees and agents of the other party hereto complete access at all reasonable times and upon reasonable notice to its properties, offices and other facilities and to all books and records, and shall furnish such other party with all financial, operating and other data and information as the other party through its officers, employees or agents, may reasonably request, provided that the party providing such access and furnishing such data and information to the other party incurs no cost in doing so.

Section 7.6 Confidentiality. To hold in strict confidence all data and information obtained from the other party hereto or any subsidiary, division, associate, representative, agent or affiliate of any such party (unless such information is or becomes publicly available without the fault of any representative of such party, or public disclosure of such information is required by law in the opinion of counsel to such party) and shall insure that such representatives do not disclose information to others without the prior written consent of the other party hereto, and in the event of the termination of this Agreement, to cause its representatives to return promptly every document furnished by the other party hereto or any subsidiary, division, associate, representative, agent or affiliate of any such party in connection with the transactions contemplated hereby and any copies thereof which may have been made, other than documents which are publicly available.

Section 7.7 Announcements. That all public announcements, statements and press releases concerning the transactions contemplated by this Agreement shall be mutually agreed to by i360 and InfoCast before the issuance or the making thereof and, subject to the advice of counsel, no party shall issue any such press releases or make any such public statement prior to such mutual agreement, except as may be required by law. The parties acknowledge and agree that InfoCast is required to file a Current Report on Form 8-K pursuant to the Exchange Act in respect of the transactions contemplated hereby.

Section 7.8 Covenants of Certain i360 Shareholders. Each of the i360 Shareholders set forth in the agreement on Exhibit B shall covenant and agree that they will vote, or cause to be voted, all of the shares of i360 Common Stock then owned by them in favor of the approval of the Merger and the adoption of this Agreement.

                                  ARTICLE VIII

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF i360

                  The obligations of i360 under this Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing, of each of the following conditions:

Section 8.1 Representations and Warranties True. The representations and warranties of InfoCast contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, with the same force and effect as if made on and as of the Closing Date, and i360 shall have received a certificate to that effect and as to the matters set forth in Section 8.2 hereof, dated the Closing Date, from the President or Chief Executive Officer of InfoCast.

Section 8.2 Performance of Covenants. InfoCast shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

Section 8.3 Shareholder Approval. The Merger and this Agreement and all actions contemplated herein requiring shareholder approval shall have been authorized and approved by the requisite vote of the shareholders of i360 and InfoCast.

Section 8.4 No Proceedings. No preliminary or permanent injunction or other order (including a temporary restraining order) of any Governmental Authority which prohibits the consummation of the transactions which are the subject of this Agreement or prohibits the Merger shall have been issued or entered and remain in effect.
                                       29

Section 8.5 Consents and Approvals. All filings and registrations with, and notifications to, all Governmental Authorities required for consummation of the transactions contemplated by this Agreement shall have been made, and all consents, approvals and authorizations of all Governmental Authorities and parties to material contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

Section 8.6 Opinion of InfoCast Counsel. i360 shall have received the opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to InfoCast, dated the Closing Date, in form reasonably satisfactory to i360, substantially to the effect that: (i) InfoCast is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (ii) InfoCast has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of InfoCast; (iv) this Agreement and the Registration Rights Agreement has been executed and delivered by InfoCast and (assuming that it is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of InfoCast enforceable against InfoCast in accordance with its terms, except (a) as enforceability may be limited by any bankruptcy, insolvency and other laws affecting the enforcement  of  creditors'  rights  generally,  and as such  enforceability  is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (v) the shares of InfoCast Common Stock that represent the Merger Consideration and the shares of InfoCast Common Stock that underlie the options converted pursuant to Sections 6.1 and 8.9 of this Agreement are duly authorized, validly issued, fully paid and nonassessable, (vi) none of the execution, delivery or performance of this Agreement by InfoCast and the consummation by InfoCast of the transactions herein contemplated, conflict with or result in a breach of, or default under, InfoCast's Articles of Incorporation or Bylaws or, to the best of such counsel's knowledge, any indenture, mortgage, deed of trust, voting trust agreement, shareholders' agreement, note agreement or other agreement or other material instrument to which InfoCast is a party or by which InfoCast is bound or to which any of the property of InfoCast is subject or, to the best of such counsel's knowledge, contravene any law, rule or regulation applicable to InfoCast (except as otherwise disclosed in this Agreement), and (vii) to the best of such counsel's knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting InfoCast before any Governmental Authority or arbitrator (or any basis thereof known to such counsel) in which there is a reasonable possibility of an adverse decision which may have a Material Adverse Effect on InfoCast, which could adversely affect the present or prospective ability of InfoCast to perform its obligations under this Agreement or which in any manner draws into question the validity or enforceability of this Agreement.

Section 8.7 Material Changes. Since the date hereof, there shall not have been a Material Adverse Effect in the business, operations, financial condition, assets, liabilities, prospects or regulatory status of InfoCast.

Section 8.8 Registration Rights Agreement. InfoCast shall have entered into a registration rights agreement substantially in the form of Exhibit C (the "Registration Rights Agreement").
                                       30

Section 8.9 Employee Stock Options After Merger. The Board of Directors of InfoCast shall have approved the issuance of options for a total of 469,197 shares of InfoCast Common Stock at an exercise price equal to four dollars ($4.00) per share to be awarded in an amount and to individuals who are hired after the Effective Date as recommended by the operational management of the business of i360 following the Effective Time.

Section 8.10 Escrow Agreement. InfoCast shall have entered into the Escrow Agreement substantially in the form of Exhibit A.

Section 8.11 Shareholder Designee Agreement. InfoCast shall have entered into the Shareholder Designee Agreement substantially in the form of Exhibit F (the "Shareholder Designee Agreement").

                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF INFOCAST

                  The obligations of InfoCast under this Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing, of each of the following conditions:

Section 9.1 Representation and Warranties True. The representations and warranties of i360 contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof with the same force and effect as if made on and as of the Closing Date, and InfoCast shall have received a certificate to that effect and as to the matters set forth in Section 9.2 hereof, dated the Closing Date, from the President or Chief Executive Officer of i360.

Section 9.2 Performance of Covenants. i360 shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.

Section 9.3 Shareholder Approval. The Merger and this Agreement and all actions contemplated herein requiring shareholder approval shall have been authorized and approved by the requisite vote of the shareholders of i360 and InfoCast.

Section 9.4 No Proceedings. No preliminary or permanent injunction or other order (including a temporary restraining order) of Governmental Authority which prohibits the consummation of the transactions which are the subject of this Agreement or prohibits the Merger or operation of i360's business shall have been issued or entered and remain in effect.

Section 9.5 Consents and Approvals. All filings and registrations with, and notifications to, all Governmental Authorities required for consummation of the transactions contemplated by this

Agreement shall have been made, and all consents, approvals and authorizations of all Governmental Authorities and parties to material contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

Section 9.6 Opinion of i360's Counsel. InfoCast shall have received the opinion of Fennemore Craig P.C., counsel to i360, dated the Closing Date, in form reasonably satisfactory to InfoCast, substantially to the effect that: (i) i360 is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah; (ii) i360 has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of i360; (iv) this Agreement and the Registration Rights Agreement has been executed and delivered by i360 and (assuming that it is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of i360 enforceable against i360 in accordance with its terms, except (a) as enforceability may be limited by any bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally, and as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (v) the i360 Common Stock issued after January 1, 2000 is duly authorized, validly issued, fully paid and nonassessable, (vi) none of the execution, delivery or performance of this Agreement by i360 and the consummation by i360 of the transactions herein contemplated, conflict with or result in a breach of, or default under, i360's Certificate of Incorporation or Bylaws or, to the best of such counsel's knowledge, any indenture, mortgage, deed of trust, voting trust agreement, shareholders' agreement, note agreement or other agreement or other material instrument to which i360 is a party or by which i360 is bound or to which any of the property of i360 is subject or, to the best of such counsel's knowledge, contravene any law, rule or regulation applicable to i360 (except as otherwise disclosed in this Agreement), and (vii) to the best of such counsel's knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting i360 before any Governmental Authority or arbitrator (or any basis thereof known to such counsel) in which there is a reasonable possibility of an adverse decision which may have a Material Adverse Effect on i360, which could adversely affect the present or prospective ability of i360 to perform its obligations under this Agreement or which in any manner draws into question the validity or enforceability of this Agreement.

Section 9.7 Material Changes. Since the date hereof, there shall not have been a Material Adverse Effect in the business, operations, financial condition, assets, liabilities, prospects or regulatory status of i360.

Section 9.8 Financial Statements. i360 shall have delivered to InfoCast the Financial Statements.

Section 9.9 Registration Rights Agreement. The shareholders of i360 shall have entered into the Registration Rights Agreement substantially in the form of Exhibit C.

Section 9.10 Dissenting Shares. The number of "dissenting shares" of i360 (as determined under Utah law) shall be less than 8% of the outstanding shares of i360.

Section 9.11 Delivery of Questionnaires and Representation Letters. InfoCast shall have received completed and executed Questionnaire and Representation Letters in the form attached hereto as Exhibit D from each of the shareholders of i360.

Section 9.12 Accredited Investors. i360 shall have no more than thirty-five (35) shareholders who are not "accredited investors," as that term is defined in Rule 501 of Regulation D, but who are either alone or with his or her purchaser representative(s) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in InfoCast.

Section 9.13 Escrow Agreement. i360 and the shareholders of i360 set forth therein shall have entered into the Escrow Agreement substantially in the form of Exhibit A.

Section 9.14 Shareholder Designee Agreement. i360 shall have entered into the Shareholder Designee Agreement substantially in the form of Exhibit F.


                                    ARTICLE X

                                 INDEMNIFICATION

Section 10.1 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of i360 and InfoCast contained in this Agreement shall survive the Closing Date for a period of one
(1) year following the Closing Date.

Section 10.2 Indemnification by i360. i360 shall defend, indemnify and hold harmless InfoCast from and after the Closing Date against and with respect to the following (together referred to as "InfoCast Losses"):

                  (a) any and all loss, injury, damage or deficiency resulting from any misrepresentation or breach of warranty on the part of i360 under this Agreement;

                  (b) any and all loss, injury, damage or deficiency resulting from any non-fulfillment of any covenant or agreement on the part of i360 under this Agreement; and

                  (c)  any  and  all   demands,   claims,   actions,   suits  or
proceedings, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

Section 10.3 Indemnification by InfoCast. InfoCast hereby agrees to defend, indemnify and hold harmless i360 at all times from and after the Closing Date against and with respect to the following (together referred to as "i360 Losses"):
                                       33

                  (a) any and all loss, injury, damage or deficiency resulting from any misrepresentation or breach of warranty on the part of InfoCast under this Agreement;

                  (b) any and all loss, injury, damage or deficiency resulting from any non-fulfillment of any covenant or agreement on the part of InfoCast under this Agreement; and

                  (c)  any  and  all   demands,   claims,   actions,   suits  or
proceedings, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

Section 10.4 Procedures for Indemnification. Promptly after receipt by an indemnified party of notice of the commencement of any action involving the subject matter of the provisions of Section 10.2 or 10.3, such indemnified party shall, if a claim is to be made against an indemnifying party pursuant to the provisions of Section 10.2 or Section 10.3, promptly notify such indemnifying party of the commencement of such action; but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified party. In case such action is brought against an indemnified party and it notifies the indemnifying party of the commencement of such action, the indemnifying party shall have the right to participate in and, to the extent that it may wish, to assume the defense of such action, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party, at the expense of the indemnifying party. After notice from the indemnifying party to the indemnified party of the indemnifying party's election so to assume the defense of such action, the indemnifying party shall not be liable to the indemnified party pursuant to the provisions of Sections 10.2 or 10.3 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense of such action other than reasonable costs of investigation, unless (a) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (b) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (c) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term of such settlement the release of all indemnified parties from all liability in respect of such claim.

Section 10.5 Limitations on  Indemnification  by i360.  Notwithstanding  Section
10.2 or any other provision of this Agreement or applicable law, the aggregate liability of i360 shall at all times be limited as follows:

                  (a) i360 shall have no liability for any InfoCast Loss unless notice of a claim for such InfoCast Loss, specifying in reasonable detail the basis for such claim, is made upon the the Designee (as defined in Section 10.9) on or before the first anniversary of the Closing Date; and

                  (b) The maximum aggregate liability for InfoCast Losses shall in all events be limited solely to the extent of the Escrow Shares.

Section 10.6 Mitigation of Losses. InfoCast Losses and i360 Losses shall be referred to collectively in this Agreement sometimes as "Losses." Losses for which any party is liable under this Article X shall be subject to appropriate mitigation for any actual recovery from third parties (less attorneys' fees, expenses and other costs of recovery), net savings realized from tax reductions, and the actual collection of insurance proceeds (less attorneys' fees, expenses and other costs of recovery), with respect to the event or condition giving rise to such Losses.

Section 10.7 Exclusivity.

                  (a) Subject to Section 10.7(b), the remedies, subject to the limitations, set forth in this Article X shall be the sole remedy for claims of the parties to this Agreement for liability arising under this Agreement or any information delivered pursuant to this Agreement.

                  (b) Notwithstanding the provisions of Section 10.7(a), the parties hereto shall have the right to seek and obtain from a court of competent jurisdiction a temporary restraining order, injunction, specific performance or other equitable relief to enforce the provisions of this Agreement.

Section 10.8 Cooperation in Defense. In case of any claim, arbitration or legal proceeding, the defense of which is assumed by any or all of the shareholders of i360 in accordance with this Article X, InfoCast, upon request of such shareholders, shall provide reasonable cooperation (at the expense of such shareholders in accordance with this Article X) in such defense, including affording to such shareholders the right of access, during normal business hours, upon reasonable notice and without disturbing the business of InfoCast, to pertinent books and records for purposes of inspection and making copies.

Section 10.9 Escrow Account. The shares of InfoCast Common Stock held in the Escrow Account shall be available to satisfy the indemnification claims of InfoCast pursuant to this Article X, and InfoCast and the designee of i360 ("Designee") shall, from time to time, direct the Escrow Agent to deliver to InfoCast the number of shares of InfoCast Common Stock having a value equal to the InfoCast Losses as to which InfoCast is entitled to be indemnified pursuant to this Article X. For purposes of this Section 10.9, the value of a share of InfoCast Common Stock shall be the average of the closing price for thirty Trading Days prior to the date of payment of the claim of indemnification. On the first anniversary of the Closing Date, InfoCast and the Designee shall direct the Escrow Agent to deliver all of the shares of InfoCast Common Stock then held in the Escrow Account to InfoCast and InfoCast shall thereupon distribute such shares in accordance with Section 2.1(c) of this Agreement. For purposes of this Section 10.9,

"Trading Days" shall mean a day on which the national securities exchange on which the InfoCast Common Stock are listed or admitted to trading is open for the transaction of business.

                                   ARTICLE XI

                                CLOSING DOCUMENTS

Section 11.1 Documents to be Delivered by the Parties. At the Closing, each of i360 and InfoCast, shall execute and deliver the Articles of Merger relating to the respective filings in each of Nevada and Utah substantially in the form set forth as Exhibit E hereto.

Section 11.2 Documents to be Delivered by InfoCast. At the Closing, InfoCast shall deliver to i360 the following, all in form and substance reasonably satisfactory to counsel for i360.

(a) Certified copies of resolutions duly adopted by the Board of Directors of InfoCast authorizing and approving the execution and delivery of this Agreement by InfoCast and the performance of its obligations hereunder.

                  (b)  Certified  copy  of  resolutions   duly  adopted  by  the
shareholders of InfoCast authorizing and approving the execution and delivery of this Agreement by InfoCast and the performance of its obligations hereunder.

                  (c) The  Opinions  of  Counsel  for  InfoCast  referred  to in
Section 8.6.

                  (d) The certificate referred to in Section 8.1.

                  (e) The Registration Rights Agreement set forth on Exhibit C.

                  (f) The Escrow Agreement set forth on Exhibit A.

                  (g) The Shareholder Designee Agreement set forth on Exhibit F.

Section 11.3 Documents to be Delivered by i360. At the Closing i360 shall deliver to InfoCast, all in form and substance reasonably satisfactory to counsel for InfoCast:

                  (a) Certified copies of resolutions duly adopted by the Board of Directors of i360 authorizing and approving the execution and delivery of this Agreement by i360 and the performance of its obligations hereunder.

                  (b)  Certified  copy  of  resolutions   duly  adopted  by  the
shareholders of i360 authorizing and approving the execution and delivery of this Agreement by i360 and the performance of its obligations hereunder.

                  (c) The Opinions of Counsel for i360 referred to in Sections 9.6.
                                       36

                  (d) The certificate referred to in Section 9.1.

                  (e) The Registration Rights Agreement set forth on Exhibit C.

                  (f) The Escrow Agreement set forth on Exhibit A.

                  (g) The Shareholder Designee Agreement set forth on Exhibit F.

                  (h) The Shareholder Voting Agreement set forth on Exhibit B.

                                   ARTICLE XII

                        TERMINATION, AMENDMENT AND WAIVER

Section 12.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

                  (a) By mutual written consent of InfoCast and i360;

                  (b)  By   either   InfoCast   or  i360  if  the   transactions
contemplated by this Agreement shall not have been consummated on or before July 15, 2000;

                  (c) By i360 if any condition specified in Article VIII hereto has not been met or waived at such time as such condition can no longer be satisfied;

                  (d) By InfoCast if any condition specified in Article IX hereto has not been met or waived at such time as such condition can no longer be satisfied; or

                  (e) By either InfoCast or i360 if a court of competent jurisdiction or Governmental Authority shall have issued a final, non-appealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

Section 12.2 Effect of Termination. Except as provided in Section 13.1 hereof, in the event of any termination of this Agreement in accordance with Section
12.1 hereof, this Agreement shall forthwith become void and, except for the parties' obligations under Section 7.6 hereof which shall remain in full force and effect, there shall be no liability under this Agreement on the part of any party hereto or their respective affiliates, officers, directors, employees or agents by virtue of such termination.

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.1 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses regardless of the termination of this Agreement or the failure to consummate the transactions contemplated hereby.

Section 13.2 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or by facsimile transmission, in either case with receipt acknowledged, or five days after being sent by registered or certified mail, return receipt requested, postage prepaid:

                           If to InfoCast to:

                                InfoCast Corporation
                                1 Richmond Street. W., Suite 901
                                Toronto, Ontario M5H 3W4
                                Attention: Chief Executive Officer

                           with a copy to:

                                Olshan Grundman Frome Rosenzweig & Wolosky LLP 505 Park Avenue
                                New York, New York 10022
                                Attention: Jeffrey S. Spindler, Esq.

                           If to i360 to:

                                i360 Inc.
                                407 West Congress Street
                                Tucson, Arizona  85701
                                Attention: President

                           with a copy to:

                                Fennemore Craig, P.C.
                                Suite 2600
                                3003 North Central Avenue
                                Phoenix, Arizona  85012
                                Attention:  Sarah A. Strunk, Esq.

or to such other address as any party shall have specified by notice in writing to the other in compliance with this Section 13.2.

Section 13.3 Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, representations and understandings among the parties hereto, including that certain letter agreement dated February 17, 2000 among the parties hereto. This Agreement may be amended only by a writing signed by all the parties hereto.

Section 13.4 Binding Effect, Benefits, Assignments. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement may not be assigned without the prior written consent of the other parties hereto.

Section 13.5 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

Section 13.6 Arbitration. Any dispute, controversy or claim arising out of or related to this Agreement, or any transactions contemplated herein, that cannot be amicably resolved between InfoCast and i360, shall be resolved by final and binding arbitration held in Phoenix, Arizona, in accordance with the domestic arbitration rules of the American Arbitration Association, except as may be modified by this Section or by mutual agreement of the parties. Arbitration proceedings shall be conducted by a panel of three (3) persons selected as follows: the party initiating arbitration shall select one arbitrator and the other party shall select a second arbitrator. The two arbitrators so selected shall select a third arbitrator as soon as possible. Each party shall provide prompt written notice of the arbitrator selected by it in accordance with the terms of this Agreement. No arbitrator shall have or previously have had any significant relationship with any of the parties. The arbitration and this Section shall be governed by Title 9 (Arbitration) of the United States Code. The parties will, upon the request of any party, support the consolidation of all existing disputes (if more than one dispute) under this Agreement in a single action to be adjudicated by a single arbitration panel in accordance with this Section.

Section 13.7 Headings. The headings and captions in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

Section 13.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 13.9 Costs and Fees of Dispute. In the event any proceeding is commenced by a party under this Agreement to enforce any of its terms or to recover damages in connection with a breach of this Agreement, the prevailing party or parties shall be entitled to recover attorneys' fees and costs (including, without limitation, such fees and costs as may be incurred in any bankruptcy or appellate proceeding) in an amount to be fixed by the court.

Section 13.10 Definition of Material Adverse Effect. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to either i360 or InfoCast, means such state of facts, event, change or effect that has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the any change in or effect on the business, financial condition or results of the party making such representation and its subsidiaries, taken as a whole.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                     INFOCAST CORPORATION


                                     By:/s/ James W. Leech
                                        ----------------------------------------
                                        Name:  James W. Leech
                                        Title: President

                                     i360 INC.


                                     By:/s/ Bill Cochrane
                                        ----------------------------------------
                                        Name:  Bill Cochrane
                                        Title: President